Execution Version SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Second Amendment”) is made and entered into as of September 19, 2023, by and among Bird Global, Inc., a Delaware corporation (the “Issuer”), each of the Purchasers (as defined below) signatory hereto and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Note Purchase Agreement (as defined below), as amended hereby. WHEREAS, pursuant to the Note Purchase Agreement dated as of December 30, 2022 (the “Original Note Purchase Agreement”), by and among the Issuer, each of the Purchasers party thereto and the Collateral Agent, such Purchasers purchased certain Secured Promissory Notes, all upon the terms and subject to the conditions set forth therein; AND WHEREAS, pursuant to a first amendment to note purchase agreement dated as of March 17, 2023 (the Original Note Purchase Agreement as so amended, the “Note Purchase Agreement”), by and among the Issuer and each of the Purchasers party thereto, such Purchasers purchased certain further Secured Promissory Notes, all upon the terms and subject to the conditions set forth therein; and WHEREAS, the Issuer has requested, among other things, that each of the Purchasers and the Collateral Agent makes certain amendments to the Note Purchase Agreement as set out herein; NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. AMENDMENTS TO NOTE PURCHASE AGREEMENT ON THE SECOND AMENDMENT EFFECTIVE DATE Effective as of September 19, 2023 (the “Second Amendment Effective Date”), the Note Purchase Agreement is amended as follows: 1.1 Amendment. Pursuant to Section 13.5 of the Note Purchase Agreement: (a) Each of the parties hereto agrees that, effective on the Second Amendment Effective Date, the Note Purchase Agreement (including the Schedules thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text and stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double- underlined text) as set forth in the pages of the Note Purchase Agreement attached as Exhibit A hereto. (b) Each of the parties hereto agrees that Exhibit B hereto sets forth a clean copy of the Amended Note Purchase Agreement (including the Schedules thereto).

2 2. CONDITIONS TO EFFECTIVENESS 2.1 Conditions to Purchaser’s Obligations. The effectiveness of this Second Amendment and the Second Amendment Closing are subject to the condition precedent that each Purchaser shall have received, in form and substance satisfactory to each Purchaser the following: (a) this Second Amendment, duly executed by the Issuer, as applicable; (b) the Amended and Restated Subordination and Intercreditor Agreement, dated as of the Second Amendment Effective Date (the “A&R ICA”), substantially in the form attached as Exhibit C; (c) an amended and restated guarantee among the Issuer, Bird Rides, Bird US Holdco, LLC, Bird US Opco, LLC, Bird Treasury Holdco, LLC, Scoot Rides, Inc. and Bird Rides Holdings (US), LLC as guarantors, dated as of the Second Amendment Effective Date (the “A&R Guarantee”), substantially in the form attached as Exhibit D; (d) an amended and restated pledge and collateral agreement among Bird Rides, as borrower, the Issuer, as parent, and the other parties thereto, as grantors, dated as of the Second Amendment Effective Date (the “A&R Security Agreement”), substantially in the form attached as Exhibit E, creating a security interest certain property and assets of such grantors which is subordinate to the security interest granted by such grantors in favour of the Senior Financing Agent; (e) a good standing certificate of the Issuer and each Guarantor certified by the Secretary of State (or equivalent agency) of the Issuer’s and such Guarantor’s jurisdiction of organization or formation, each as of a date no earlier than thirty (30) days prior to the Second Amendment Effective Date; (f) a certificate of Issuer executed by the Secretary of Issuer and each Guarantor with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Issuer or such Guarantor (certified by the applicable Secretary of State) and (ii) the resolutions adopted by the Board of Directors or the board of directors (or the functional equivalent thereof) of such Guarantor for the purpose of approving the transactions contemplated by the Note Documents; (g) the representations and warranties in Section 5 of the Note Purchase Agreement shall be true, accurate and complete in all material respects on the Second Amendment Effective Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

3 (h) since December 31, 2022, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; and (i) no Event of Default or an event that with the passage of time could result in an Event of Default shall exist. 3. MISCELLANEOUS 3.1 Ratification, Etc. Except as expressly amended hereby, the Note Purchase Agreement and the other Note Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Note Purchase Agreement shall hereafter be read and construed together as a single document, and all references in the Note Purchase Agreement, any other Note Document or any agreement or instrument related to the Note Purchase Agreement shall hereafter refer to the Note Purchase Agreement as amended by this Second Amendment. This Second Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents. 3.2 Reaffirmation. The Issuer hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Note Documents to which it is a party and (b) ratifies and reaffirms the Liens on or security interests in any of its property, assets or undertakings pursuant to any Note Document as security for or otherwise guaranteed the Obligations, and confirms and agrees that such security interests and Liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the liabilities and obligations secured or guaranteed thereunder (as the case may be) including, without limitation, all of the Obligations as amended hereby. 3.3 Consent. The Collateral Agent and each of the applicable Purchasers hereby consent to the amendments to the Note Documents contemplated by this Second Amendment. 3.4 No Waiver. Nothing contained in this Second Amendment shall be deemed to (a) constitute a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section 1 of this Second Amendment, otherwise modify any provision of the Note Purchase Agreement or any other Note Document, or (c) give rise to any defenses or counterclaims to the Collateral Agent’s or any Purchaser’s right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Note Purchase Agreement and the other Note Documents. 3.5 Governing Law. THIS SECOND AMENDMENT, THE OTHER NOTE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL;

4 PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION, OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. 3.6 Counterparts; Effectiveness. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile, portable document format (.pdf), or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. Unless otherwise provided herein or in any other related document, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Second Amendment, any other Note Document, any other related document, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm, or otherwise verify the validity or authenticity thereof. 3.7 Direction to Collateral Agent. The undersigned Purchasers hereby represent and warrant that they constitute all Purchasers as of the date hereof and hereby direct and authorize the Collateral Agent to execute this Second Amendment and the A&R ICA, the A&R Guarantee Agreement and the A&R Security Agreement. [Signature Pages Follow]

[Second Amendment to Note Purchase Agreement] IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Note Purchase Agreement as of the date first set forth above. ISSUER: BIRD GLOBAL, INC. By: /s/ Michael Washinushi Name: Michael Washinushi Title: Chief Executive Officer

PURCHASERS: ALATE I LP, by its general partner, ALATE I GP INC. By: /s/ Jay Jiang Name: Jay Jiang Title: Authorized Signatory By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Authorized Signatory

PURCHASERS: MKB PARTNERS FUND II, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory MKB PARTNERS FUND II INTERNATIONAL, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory

PURCHASERS: RELAY VENTURES FUND III L.P, by its general partner, RELAY VENTURES FUND III GP INC. By: Kevin Talbot Name: Kevin Talbot Title: Director By: Jeannette Wiltse Name: Jeannette Wiltse Title: Director RELAY VENTURES PARALLEL FUND III L.P., by its general partner, RELAY VENTURES FUND III GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director RELAY VENTURES COMPASS LP, by its general partner, RELAY VENTURES COMPASS GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director

PURCHASERS: OBELYSK TRANSPORT L.P., by its general partner, OBELYSK TRANSPORT GP INC. By: /s/ John Bitove Name: John Bitove Title: President MAPLE BEACH LP, by its general partner, OBELYSK US CORP By: /s/ John Bitove Name: John Bitove Title: Authorized Signatory

PURCHASERS: HVLKV, LLC By: /s/ Kerry Vickar Name: Kerry Vickar Title: Manager

COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By: /s/ Brandon Bonfig Name: Brandon Bonfig Title: Vice President

PURCHASERS: /s/ Matthew Epp MATTHEW EPP

PURCHASERS: BENNETT CHURCH HILL CAPITAL INC. By: /s/ Carl Bennett Name: Carl Bennett Title: Managing Director

PURCHASERS: GESTION HOLDROB INC. By: /s/ Benoit Robert Name: Benoit Robert Title: President